                                                                    EXHIBIT 12.1

                        ADVANCED ACCESSORY SYSTEMS, LLC
                  STATEMENT REGARDING COMPUTATION OF RATIOS --
                          FIXED CHARGE COVERAGE RATIO

             FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

                         (DOLLAR AMOUNTS IN THOUSANDS)


                                                                        DECEMBER 31,
                                                                -----------------------------
                                                                 2000       1999       1998
                                                                 ----       ----       ----
Pre-tax income (loss) from continuing operations............    $ 7,515    $ 5,395    $   813
                                                                -------    -------    -------
                                                                  7,515      5,395        813
                                                                -------    -------    -------
Fixed Charges:
  Interest expense and amortization of debt discount and
     premium on all indebtedness............................     17,950     17,453     18,633
Rentals(1)..................................................      2,711      1,390      1,317
                                                                -------    -------    -------
Total fixed charges.........................................     20,661     18,843     19,950
                                                                -------    -------    -------
Earnings before income taxes, minority interest and fixed
  charges...................................................    $28,176    $24,238    $20,763
                                                                =======    =======    =======
Ratio of earnings to fixed charges..........................    $ 1.36x      1.29x      1.04x
                                                                =======    =======    =======


-------------------------

(1) Amount included in fixed charges for rentals is considered by management to be a reasonable approximation of the interest factor.